Exhibit 99.1

Velo3D Announces First Quarter 2025 Financial Results

•
Revenue of $9.3 million
•
Gross margin of 7.5%
•
Backlog of $18 million as of March 31, 2025
•
Reaffirms expectation for 2025 annual revenue growth of more than 30%
•
Reaffirms expectation to be EBITDA positive in the first half of 2026

FREMONT, Calif., May 13, 2025- Velo3D, Inc. (OTCQX: VLDX), a leader in additive manufacturing (AM) technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its first quarter ended March 31, 2025.

Recent Business Developments

•
Demand mix shift to Rapid Production Services (RPS) underway
•
RPS backlog increased 3x as compared to year-end 2024
•
New customers represented more than 75% of 1Q’25 bookings
•
50% demand from defense sector
•
Signed a five-year, $15 million master services agreement (MSA) with Momentus, Inc.to leverage to RPS Offering
•
Signed a five-year exclusive supply agreement with Amaero Advanced Materials & Manufacturing, Inc. (“Amaero”) advancing efforts to re-shore advanced manufacturing and accelerate the adoption of additive manufacturing
•
Received an order for a fourth Sapphire XC printer from Mears Machine Corporation to support the continued development of aerospace and industrial-related programs
•
Announced an agreement with Ohio Ordinance Works, Inc. to provide RPS as part of its 3D Printed Military Weapons Development initiative.
•
Appointed retired U.S. Army Green Beret, Brice Cooper, as Vice President of Defense and Government Relations
•
Appointed retired Navy Rear Admiral Jason Lloyd and Kenneth Thieneman to Board of Directors
•
Upgraded to OTCQX® Best Market from the Pink® market

“Momentum is building across our business as we implement a number of strategic initiatives that we believe position Velo3D for sustainable, long-term growth and a return to profitability,” said Arun Jeldi, CEO of Velo3D. “We are seeing early results from our new go-to-market strategy, which is gaining significant traction with both new and existing customers, particularly in the defense and aerospace industries where domestic supply chain resiliency is a priority.”

Jeldi, continued, “A $15 million, five-year MSA with Momentus, along with our exclusive supply agreement with Amaero, further validates our RPS offering and underscores our expanding role in reshoring critical manufacturing capabilities in the U.S. RPS is designed to address the growing demand for scalable, high-quality parts by providing a seamless path from design to production. It reduces design cycles, accelerates production qualification and ensures consistent output through a U.S.-based supply chain. Awareness and interest are accelerating among top-tier companies in defense, aerospace and technology, and we believe RPS could account for up to 40% of our revenue by 2026.”

Jeldi continued, “We further strengthened our leadership team with the appointment of retired U.S. Army Green Beret Brice Cooper as Vice President of Defense and Government Relations and welcomed Rear Admiral Jason Lloyd and Kenneth Thieneman to our Board of Directors. Their deep industry and defense expertise will be instrumental as we expand our presence in key strategic markets.”

Jeldi, concluded, “With a number of initiatives in motion, we believe we are in a strong position to execute our strategy and reclaim our leadership in additive manufacturing. We are already seeing measurable improvements in performance and expect sequential quarterly progress throughout 2025.”

($ in Millions, except percentages and per-share data)	1st Quarter 2025	1st Quarter 2024
GAAP revenue	$9.3	$9.8
GAAP gross margin	7.5%	(28.8)%
GAAP net loss[1]	($25.4)	($28.3)
GAAP net loss per share - basic and diluted	($0.13)	($3.81)

Non-GAAP net loss[2]	($8.9)	($20.2)
Non-GAAP net loss per share - basic and diluted[2]	($0.04)	($2.71)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States.
2.
Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, gain on exchange of debt for common stock, fair value adjustments for the Company’s warrants, contingent earnout and debt derivative and loss on extinguishment of debt.

Summary of First Quarter 2025 Results

Revenue was $9.3 million. System revenue decreased compared to the first quarter of 2024, driven by a modest decrease in the number of printer sales, consistent with our strategy of maintaining Average Selling Price (ASP) by targeting high-value customers. While system sales are expected to remain the primary driver of revenue in 2025, the company anticipates that, under its new go-to-market strategy, its RPS parts production business will contribute an increasing share of revenue beginning in the second half of the year.

Gross margin for the first quarter was 7.5% compared to negative 28.8% in the first quarter of 2024. The improvement is a result of continued Build of Materials (BOM) cost reduction as well as manufacturing process optimization. The company expects gross margin to improve throughout 2025 as a result of operational efficiencies and an anticipated ramp-up of its Rapid Production Solutions business.

Operating expenses for the first quarter were $12.6 million compared to $18.6 million in the first quarter of 2024. Non-GAAP operating expenses, which excludes stock-based compensation expense of $3.9 million, were $8.8 million, down from $14.1 million in the first quarter of 2024.

GAAP net loss for the first quarter was $25.4 million compared to a loss of $28.3 million in the first quarter of 2024.

Non-GAAP net loss was $8.9 million in the three months ended March 31, 2025, which excludes the non-cash loss from the warrant cancellation transaction that eliminated significant future liabilities. Adjusted EBITDA for the quarter was negative $6.9 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

As of March 31, 2025, the Company had $3.9 million of cash and cash equivalents, compared to $1.2 million as of December 31, 2024.

Guidance

Management expects the following for the full year 2025:

▪
Revenue in the range of $50 million to $60 million.
▪
Sequential improvement in gross margin
o
Greater than 30% gross margin in fourth quarter of 2025
▪
Non-GAAP operating expenses in the range of $40 million to $50 million
▪
CapEx in the range of $15 million to $20 million
▪
EBITDA positive in the first half of 2026

Conference Call

The company will host a conference call for investors this afternoon to discuss its first quarter 2025 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on May 13, 2025. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:

Velo3D

Bob Okunski, VP Investor Relations

investors@velo3d.com

Media Contact:

Velo3D

Michelle Sidwell, Chief Revenue Officer

media@velo3d.com

Amounts herein pertaining to the company’s first quarter ended March 31, 2025 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). Additional information on our results of operations for the three months ended March 31, 2025 will be provided upon the filing our Quarterly Report 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company's guidance for fiscal years 2025 and 2026 (including the company’s estimates for revenue and gross margin), the company’s expectations regarding its ability to achieve profitability in the first half of 2026, the company’s expectations about future demand, the company's strategic realignment and initiatives, the company’s expectations regarding its liquidity and capital requirements, the company’s expectations regarding its potential cost savings, the company’s expectations about its market strategy and financial and operational position, and the company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “FY 2024 10-K”) and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the company’s liquidity position//lack of available cash, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the company’s ability to continue as a going concern; (3) the company’s ability to service and comply with its indebtedness; (4) the company’s ability to raise additional capital in the near-term; (5) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in the applicable laws and regulations, and (7) other risks and uncertainties described in the FY 2024 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. We believe these non-GAAP financial performance and liquidity measures are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

Each of our non-GAAP measures have limitations as analytical tools. Because of these limitations, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the periods below:

Velo3D, Inc.

NON-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended
	March 31, 2025		December 31, 2024		March 31, 2024
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev
Revenue	$9,320	100.0%	$12,626	100.0%	$9,786	100.0%
Gross Profit	697	7.5%	(444)	(3.5)%	(2,815)	(28.8)%
Net Loss	$(25,411)	(272.7)%	$(21,686)	(171.8)%	$(28,314)	(289.3)%
Stock-based compensation	4,074	43.7%	2,322	18.4%	5,087	52.0%
Gain on exchange of debt for common stock	-	—%	(2,619)	(20.7)%	-	—%
(Gain) loss on fair value of warrants	1,044	11.2%	(184)	(1.5)%	2,620	26.8%
Loss on fair value of contingent earnout liabilities	-	—%	-	—%	437	4.5%
Loss on warrant cancellation	11,357	121.9%	-	—%	-	—%
Non-GAAP Net Loss	$(8,936)	(95.9)%	$(22,167)	(175.6)%	$(20,170)	(206.1)%

Velo3D, Inc.

NON-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended
	March 31, 2025		December 31, 2024		March 31, 2024
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev
Revenue	$9,320	100.0%	$12,626	100.0%	$9,786	100.0%
Net Loss	(25,411)	(272.7)%	(21,686)	(171.8)%	(28,314)	(289.3)%
Interest expense	1,070	11.5%	3,048	24.1%	3,897	39.8%
Provision for income taxes	8	0.1%	(20)	(0.2)%	4	0.0%
Depreciation and amortization	942	10.1%	968	7.7%	1,396	14.3%
EBITDA	$(23,391)	(251.0)%	$(17,690)	(140.1)%	$(23,017)	(235.2)%
Stock-based compensation	4,074	43.7%	2,322	18.4%	5,087	52.0%
Gain on exchange of debt for common stock	-	—%	(2,619)	(20.7)%	-	—%
(Gain) loss on fair value of warrants	1,044	11.2%	(184)	(1.5)%	2,620	26.8%
Loss on fair value of contingent earnout liabilities	-	—%	-	—%	437	4.5%
Loss on warrant cancellation	11,357	121.9%	-	—%	-	—%
Restructuring expense	-	—%	3,540	28.0%	-	—%
Adjusted EBITDA	$(6,916)	(74.2)%	$(14,631)	(115.9)%	$(14,873)	(152.0)%

Velo3D, Inc.

NON-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended
	March 31, 2025		December 31, 2024		March 31, 2024
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev
Revenue	$9,320	100.0%	$12,626	100.0%	$9,786	100.0%
Operating expenses
Research and development	1,212	13.0%	3,082	24.4%	5,043	51.5%
Selling and marketing	2,275	24.4%	1,627	12.9%	4,809	49.1%
General and administrative	9,131	98.0%	16,348	129.5%	8,783	89.8%
Total operating expenses	$12,618	135.4%	$21,057	166.8%	$18,635	190.4%
Stock-based compensation in operating expenses	3,866	41.5%	2,322	18.4%	4,503	46.0%
Adjusted operating expenses	$8,752	93.9%	$18,735	148.4%	$14,132	144.4%

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue
3D Printer	$7,523	$7,660
Recurring payment	—	470
Support services	1,790	1,656
Other	7	—
Total Revenue	9,320	9,786
Cost of revenue
3D Printer	7,540	9,394
Recurring payment	12	315
Support services	1,071	2,892
Total cost of revenue	8,623	12,601
Gross loss	697	(2,815)
Operating expenses
Research and development	1,212	5,043
Selling and marketing	2,275	4,809
General and administrative	9,131	8,783
Total operating expenses	12,618	18,635
Loss from operations	(11,921)	(21,450)
Interest expense	(1,070)	(3,897)
Loss on fair value of warrants	(1,044)	(2,620)
Loss on fair value of contingent earnout liabilities	—	(437)
Loss on warrant cancellation	(11,357)	—
Other income (expense), net	(11)	94
Loss before provision for income taxes	(25,403)	(28,310)
Provision for income taxes	(8)	(4)
Net loss	$(25,411)	$(28,314)

Net loss per share:
Basic	$(0.13)	$(3.81)
Diluted	$(0.13)	$(3.81)

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$3,870	$1,212
Accounts receivable, net	4,569	3,723
Inventories, net	46,133	49,953
Contract assets	1,295	500
Prepaid expenses and other current assets	5,907	2,336
Total current assets	61,774	57,724
Property and equipment, net	13,691	14,270
Equipment on lease, net	3,673	3,673
Other assets	12,261	13,513
Total assets	$91,399	$89,180
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,365	$18,538
Accrued expenses and other current liabilities	3,762	3,511
Debt – current portion	16,152	5,666
Contract liabilities	7,614	10,285
Total current liabilities	43,893	38,000
Long-term debt – less current portion	5,506	—
Contingent earnout liabilities	11	11
Warrant liabilities	13	2,167
Other noncurrent liabilities	9,094	9,338
Total liabilities	58,517	49,516
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at March 31, 2025 and December 31, 2024, 210,232,762 and 194,909,430 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	488,623	469,994
Accumulated other comprehensive loss	—	—
Accumulated deficit	(455,745)	(430,334)
Total stockholders’ equity	32,882	39,664
Total liabilities and stockholders’ equity	$91,399	$89,180

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(25,411)	$(28,314)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	942	1,396
Amortization of debt discount and deferred financing costs	992	3,171
Stock-based compensation	4,074	5,087
Loss on fair value of warrants	1,044	2,620
Loss on fair value of contingent earnout liabilities	—	437
Loss on warrant cancellation	11,357	—
Changes in assets and liabilities
Accounts receivable	(846)	(2,070)
Inventories	1,989	2,645
Contract assets	(795)	(2,118)
Prepaid expenses and other current assets	(3,407)	1,078
Other assets	1,224	396
Accounts payable	(860)	(4,199)
Accrued expenses and other liabilities	251	(218)
Contract liabilities	(2,671)	(416)
Other noncurrent liabilities	(232)	(18)
Net cash used in operating activities	(12,349)	(20,523)
Cash flows from investing activities
Purchase of property and equipment	—	(6)
Production of equipment for lease to customers	—	(1)
Proceeds from maturity of available-for-sale investments	—	3,500
Net cash provided by investing activities	—	3,493
Cash flows from financing activities
Proceeds from secured convertible notes	15,000	—
Issuance of common stock upon exercise of stock options	—	285
Net cash provided by financing activities	15,000	285
Effect of exchange rate changes on cash and cash equivalents	7	5
Net change in cash and cash equivalents	2,658	(16,740)
Cash and cash equivalents and restricted cash at beginning of period	1,840	25,294
Cash and cash equivalents and restricted cash at end of period	$4,498	$8,554

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	March 31,
	2025	2024
Cash and cash equivalents	$3,870	$7,754
Restricted cash (Other assets)	628	800
Total cash and cash equivalents and restricted cash	$4,498	$8,554